Exhibit 99.1

Akerna Closes $17 Million Debt Financing

Denver, June 9, 2020—Akerna Corp. (Nasdaq: KERN), a leading provider of enterprise software solutions for the cannabis industry, has closed a $17 million debt financing with two institutional investors. Proceeds from the financing will be used to support Akerna’s ongoing growth initiatives, continued investment in technology infrastructure and general corporate purposes.

"This financing further strengthens our balance sheet and gives us the ability to capitalize on the significant opportunities that are emerging for Akerna on the heels of the COVID-19 epidemic,” said Jessica Billingsley, chief executive officer, Akerna. “We are seeing more states pursue accelerated cannabis legalization as a means to close budget gaps, as the industry is proving to be recession resilient and, in many states, has been deemed an essential industry. With this financing, we are taking advantage of our unique access to the capital markets to fortify our position as the only scaled technology provider serving the cannabis industry."

The financing is in the form of a Senior Secured Convertible Note (the “Note”), which is convertible into common stock at $11.50 per share. The Note, maturing on June 1, 2023, has a face value of $17 million and is being issued with an original issue discount of approximately 12%. The Note does not bear interest except upon the occurrence of an event of default and is to be repaid in monthly installments beginning on October 1, 2020.

A.G.P./Alliance Global Partners acted as the sole placement agent for the financing.

For additional details regarding the agreement, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission on June 9, 2020.

About Akerna

Akerna is a global regulatory compliance technology company. Akerna's service offerings include MJ Platform®, Leaf Data Systems®, solo sciences tech platform and Trellis. Since its establishment in 2010, Akerna has tracked more than $18 billion in cannabis sales. Akerna is based in Denver. For more information, please visit www.akerna.com and follow us on Twitter @AkernaCorp.

Forward-Looking Statements

Certain statements made in this release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding sustained increases in demand for Cannabis and the ability of the MJ Platform team to help operators make decisions through analytics and reporting. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include (i) Akerna's ability to maintain relationships with customers and suppliers and retain its management and key employees, (ii) changes in applicable laws or regulations, (iii) changes in the market place due to the coronavirus pandemic or other market factors, (iv) and other risks and uncertainties disclosed from time to time in Akerna's filings with the U.S. Securities and Exchange Commission, including those under "Risk Factors" therein.  You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna's industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Akerna Media Relations D. Nikki Wheeler Nikki.Wheeler@Akerna.com 303-514-2012	Akerna Investor Relations Jason Assad JAssad@akerna.com 678-570-6791